                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-34347 of Evans Bancorp, Inc. and subsidiary on Form S-3 of our report dated January 28, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph regarding an accounting change for goodwill) appearing in and incorporated by reference in the Annual Report on Form 10-K of Evans Bancorp, Inc. and subsidiary for the year ended December 31, 2002.


                              DELOITTE & TOUCHE LLP

                                Buffalo, New York
                                 March 24, 2003